As filed with the Securities and Exchange Commission on March 26, 2007
                                                       Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             TIME WARNER CABLE INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                        84-1496755
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                       Identification Number)

                                290 HARBOR DRIVE
                        STAMFORD, CONNECTICUT 06902-7441
                     (Address of Principal Executive Office,
                               including zip code)

                TIME WARNER CABLE INC. 2006 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                              --------------------

                          MARC LAWRENCE-APFELBAUM, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             TIME WARNER CABLE INC.
                                290 HARBOR DRIVE
                        STAMFORD, CONNECTICUT 06902-7441
                                 (203) 328-0600
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                               ------------------

                                            CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
     TITLE OF SECURITIES TO BE    AMOUNT TO BE   OFFERING PRICE PER  AGGREGATE OFFERING        AMOUNT OF
            REGISTERED            REGISTERED(1)       SHARE(2)            PRICE(2)        REGISTRATION FEE(3)
-------------------------------------------------------------------------------------------------------------
Class A common stock, $0.01
     par value per share........   100,000,000         $38.065         $3,806,500,000         $116,859.55
-------------------------------------------------------------------------------------------------------------

-------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2) Pursuant to Rule 457 (c) and (h)(1) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Time Warner Cable Inc.'s Class A common stock as reported on the New York Stock Exchange Composite Tape on March 22, 2007, which was $38.065 per share.
(3) In accordance with Rule 457(p) under the Securities Act, $10,700 of the registration fee was previously paid and unused in connection with Time Warner Cable Inc.'s Registration Statement on Form S-1 (File No. 333-138052), originally filed on October 18, 2006, and such amount is offset against the total registration fee required hereunder.

                                EXPLANATORY NOTE


         Time Warner Cable Inc. (the "Company") hereby files this registration statement on Form S-8 relating to shares of Class A common stock, $0.01 par value per share, of the Company (the "Class A Common Stock"), which have been reserved for issuance and are issuable pursuant to the Time Warner Cable Inc. 2006 Stock Incentive Plan, as amended from time to time (the "2006 Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2006 Plan as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents are not being filed with the Securities and Exchange Commission (the "Commission"), but constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II, a prospectus that meets the requirements of Section 10(a) of the Securities Act.


ITEM 2.  COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The Company will furnish without charge to each person to whom the prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Time Warner Cable Inc., 290 Harbor Drive, Stamford, Connecticut 06902-7441, Attention: Investor Relations; Telephone number (203) 328-0600.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Commission by the Company (File No. 000-52471) are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

         (b) The Company's Current Report on Form 8-K dated February 13, 2007, filed on February 13, 2007;

         (c) The Company's Current Report on Form 8-K dated February 13, 2007, filed on February 20, 2007; and

         (d) The description of the Company's Class A Common Stock incorporated by reference into the Company's Registration Statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on February 28, 2007 and any amendment or report filed for the purpose of updating such description.

         In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnishing information pursuant to Items 2.02 and 7.01, including any exhibits included with such information) after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of such Section 145.

         The Company's restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not limit or eliminate the Company's rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The provisions will not alter the liability of directors under federal securities laws. In addition, the Company's by-laws provide that the Company will indemnify each director and officer and may indemnify employees and agents, as determined by the Company's board, to the fullest extent provided by the laws of the State of Delaware.

         The foregoing  statements  are subject to the detailed  provisions of section 145 of the Delaware General Corporation Law and the Company's restated certificate of incorporation and by-laws.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company under the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         Reference is made to Item 9 of the undertakings with respect to indemnification for liabilities arising under the Securities Act.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

     EXHIBIT
     NUMBER                        DESCRIPTION OF EXHIBIT
------------------------------------------------------------------------------
       4.1 Form of Specimen Class A Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated February 13, 2007, filed on February 13, 2007) (the "Form 8-K")).

       4.2 Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on July 27, 2006 (incorporated by reference to Exhibit 3.1 to the Form 8-K).

       4.3 By-laws of the Company, as of July 28, 2006 (incorporated by reference to Exhibit 3.2 to the Form 8-K).

     EXHIBIT
     NUMBER                        DESCRIPTION OF EXHIBIT
------------------------------------------------------------------------------
       5*           Opinion of Susan A.  Waxenberg,  Esq.,  Vice  President  &
                    Assistant Chief Counsel, Corporate
       23.1*        Consent of Ernst & Young LLP.
       23.2*        Consent of Deloitte & Touche LLP.
       23.3*        Consent of PricewaterhouseCoopers LLP.
       23.4*        Consent of Susan A.  Waxenberg,  Esq.,  Vice  President  &
                    Assistant  Chief  Counsel,   Corporate  (included  in  the
                    opinion filed as Exhibit 5).
       24.1*        Power of  Attorney  (included  on  signature  page of this
                    Registration Statement).

-------------
* Filed herewith.


ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) to include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that, paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         (6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)   any   preliminary   prospectus   or   prospectus   of  the
                    undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

              (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              (iii) the portion of any other free writing prospectus  relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Time Warner Cable Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 26, 2007.

                                          TIME WARNER CABLE INC.


                                          By: /s/ Glenn A. Britt
                                              ----------------------
                                              Name:  Glenn A. Britt
                                              Title: President and Chief
                                                     Executive Officer



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn A. Britt, Landel C. Hobbs, John
K. Martin, Marc Lawrence-Apfelbaum, Robert D. Marcus and David A. Christman, or any of them, as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, with full power to act without the others for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 or any other appropriate form and any and all amendments to any such Registration Statement (including post-effective amendments), to be filed with the Securities and Exchange Commission for the registration under the provisions of the Securities Act of 1933, as amended, of the shares of Class A common stock, par value $0.01 per share, of the Company to be issued in connection with the following employee incentive plan of the Company and/or its subsidiaries:

               TIME WARNER CABLE INC. 2006 STOCK INCENTIVE PLAN

with power where appropriate to affix thereto the corporate seal of the Company and to attest said seal, and to file any such Registration Statement, including a form of prospectus, and any and all amendments and post-effective amendments to any such Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below by the following persons in the following capacities and on the date indicated.

           SIGNATURES                                      TITLE                                           DATE
           ----------                                      -----                                           ----

       /s/ Glenn A. Britt               Director, President and Chief Executive Officer               March 26, 2007
---------------------------------       (principal executive officer)
         Glenn A. Britt


       /s/ John K. Martin               Executive Vice President and Chief Financial Officer          March 26, 2007
---------------------------------       (principal financial officer)
         John K. Martin

           SIGNATURES                                      TITLE                                           DATE
           ----------                                      -----                                           ----


      /s/ Richard M. Petty              Senior Vice President and Controller (controller or           March 26, 2007
---------------------------------       principal accounting officer)
        Richard M. Petty


        /s/ Carole Black                Director                                                      March 26, 2007
---------------------------------
          Carole Black


      /s/ Thomas H. Castro              Director                                                      March 26, 2007
---------------------------------
        Thomas H. Castro


       /s/ David C. Chang               Director                                                      March 26, 2007
---------------------------------
         David C. Chang


   /s/ James E. Copeland, Jr.           Director                                                      March 26, 2007
---------------------------------
     James E. Copeland, Jr.


        /s/ Peter R. Haje               Director                                                      March 26, 2007
---------------------------------
          Peter R. Haje


          /s/ Don Logan                 Director                                                      March 26, 2007
---------------------------------
            Don Logan


        /s/ Michael Lynne               Director                                                      March 26, 2007
---------------------------------
          Michael Lynne


     /s/ N.J. Nicholas, Jr.             Director                                                      March 26, 2007
---------------------------------
       N.J. Nicholas, Jr.


        /s/ Wayne H. Pace               Director                                                      March 26, 2007
---------------------------------
          Wayne H. Pace

                                EXHIBIT INDEX
                                -------------


     EXHIBIT
     NUMBER                        DESCRIPTION OF EXHIBIT
------------------------------------------------------------------------------
       4.1 Form of Specimen Class A Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated February 13, 2007, filed on February 13, 2007) (the "Form 8-K")).

       4.2 Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on July 27, 2006 (incorporated by reference to Exhibit 3.1 to the Form 8-K).

       4.3 By-laws of the Company, as of July 28, 2006 (incorporated by reference to Exhibit 3.2 to the Form 8-K).

       5* Opinion of Susan A. Waxenberg, Esq., Vice President & Assistant Chief Counsel, Corporate

       23.1*        Consent of Ernst & Young LLP.

       23.2*        Consent of Deloitte & Touche LLP.

       23.3*        Consent of PricewaterhouseCoopers LLP.

       23.4*        Consent of Susan A.  Waxenberg,  Esq.,  Vice  President  &
                    Assistant  Chief  Counsel,   Corporate  (included  in  the
                    opinion filed as Exhibit 5).

       24.1* Power of Attorney (included on signature page of this Registration Statement).

-------------
* Filed herewith.